UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

September 14, 2005

Date of Report (Date of earliest event reported)

HARRAH’S ENTERTAINMENT, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-10410	62-1411755
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One Harrah’s Court

Las Vegas, Nevada 89119

(Address of principal executive offices)  (Zip Code)

(702) 407-6000

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                     Other Events.

This Current Report on Form 8-K/A amends the Form 8-K filed on August 25, 2005, which disclosed the unaudited pro forma condensed combined financial statements of Harrah's Entertainment, Inc. (“Harrah’s Entertainment”) for the year ended December 31, 2004, and for the six months ended June 30, 2005, which give effect to, among other things, Harrah’s Entertainment’s acquisition of Caesars Entertainment, Inc. (“Caesars”).

Harrah’s Entertainment filed a current report on Form 8-K on September 14, 2005, to restate Caesars’ previously issued consolidated financial statements for the three years in the period ended December 31, 2004, and the consolidated condensed financial statements of Caesars for the three months ended March 31, 2004 and 2005, to reflect the subsequent reclassification of certain operations to discontinued operations.  Accordingly, Harrah's Entertainment is filing this 8-K/A so that the unaudited pro forma condensed combined financial statements, included as an exhibit herewith, will agree to Caesars historical financial statements, as restated.

Item 9.01                     Financial Statements and Exhibits.

(c) Exhibits.          The following exhibit is being filed herewith:

99.1         Harrah’s Entertainment, Inc.’s Unaudited Pro Forma Condensed Combined Financial Statements for the year ended December 31, 2004 and for the six months ended June 30, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARRAH’S ENTERTAINMENT, INC.

Date: September 14, 2005	By:	/s/ Stephen H. Brammell
Stephen H. Brammell
Senior Vice President, General Counsel
and Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Document Description

99.1	Harrah’s Entertainment, Inc.’s Unaudited Pro Forma Condensed Combined Financial Statements for the year ended December 31, 2004 and for the six months ended June 30, 2005.